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                                                                   EXHIBIT 3.17

                                     BYLAWS
                                       OF
                      FEDERAL-MOGUL GLOBAL PROPERTIES, INC.

                                    ARTICLE I

                                  Shareholders

Section 1. Annual Meeting. The annual meeting of the shareholders of Federal-Mogul Global Properties, Inc. (the "Corporation") shall be held on the fourth Wednesday in May of each year at the time stated in the notice of meeting, for the purpose of electing directors and for the transaction of such other business as may be determined by the Board of Directors or as otherwise properly may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday at the place of meeting, such meeting shall be held on the next succeeding business day.

Section 2. Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board, or by the President, or by the Board of Directors, or by the holders of not less than twenty percent of all the outstanding shares of the Corporation entitled to vote.

Section 3. Place of Meeting. The Board of Directors may designate any place either within or without the State of Michigan as the place of meeting for any annual or special meeting of shareholders called by the Board of Directors. If no designation is made or if a special meeting be called otherwise than by the Board of Directors, the place of meeting shall be the registered office of the Corporation in the State of Michigan.

Section 4. Notice of Meetings. Written or printed notice stating the time, place and purposes of a meeting of shareholders shall be given not less than ten nor more than sixty days before the date of the meeting, by mail, by or at the direction of the Chairman of the Board, the President, the Secretary, or the directors or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail in a sealed envelope addressed to the shareholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.

Section 5. Adjourned Meetings. Notice need not be given of an adjourned meeting of shareholders if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting only such business may be transacted as might have been transacted at the original meeting. If after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to vote at the meeting.

Section 6. Voting Lists. It shall be the duty of the officer or agent who shall have charge of the stock transfer books for shares of the Corporation to make and certify a complete list of the shareholders entitled to vote at a shareholder's meeting or any adjournment thereof, arranged in alphabetical order within each class and series, with the addresses of, and the number of shares
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alphabetical order within each class and series, with the addresses of, and the number of shares held by, each shareholder. Such list shall be produced at the time and place of the meeting shall be subject to the inspection by any shareholder during the whole time of the meeting, and shall be prima facie evidence as to who are the shareholders entitled to examine such list or to vote in person or by proxy at such meeting.

Section 7. Quorum. Unless a greater or lesser quorum is provided by law, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present.

Section 8. Manner of Acting. The election of directors shall be determined by a plurality of the votes thereon or their proxies. Except as otherwise provided by law, or by the Articles of Incorporation, all other matters shall be determined by a majority of the votes cast by the holders of shares entitled to vote thereon or their proxies.

                                    ARTICLE I

                                    Directors

Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, except as otherwise provided by law or by the Articles of Incorporation.

Section 2. Number, Tenure and Qualifications. The number of directors of the Corporation shall be as determined from time to time by the Board of Directors but shall not be less than two nor more than eleven. Each director shall hold office for the term for which he is named or elected and until his successor shall have been elected and qualified, or until his resignation or removal.

Section 3. Annual Meetings. The newly elected Board of Directors shall meet immediately following the annual meeting of shareholders at the place where such annual shareholders meeting is held for the purpose of the organization of the Board, the election of officers, and the transactions of such other business as may properly come before the meeting, and no notice of such meeting shall be necessary.

Section 4. Regular Meeting. Regular meetings of the Board of Directors may be held without notice at such times and at such places, within or without the State of Michigan, as shall from time to time be determined by the Board.

Section 5. Special Meetings. Special Meetings of the Board of Directors may be called by the Chairman of the Board, the President or a majority of the directors, and shall be called at the request of any two directors. Such meetings, if called by the Chairman of the Board, the President or by a majority of the directors may be held at such place within or without the State of Michigan as the Chairman of the Board, the President or as a majority of the Board of


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Chairman of the Board, the President or a majority of the Board of Directors, they shall be held at the registered office the Corporation in the State of Michigan unless otherwise consented to in writing by all of the directors or unless previous nuclear attack prevents the holding of a meeting at such place, in which case such meeting shall be held as close to such registered office as possible.

Section 6. Notice. Notice of any special meeting of directors shall be given by or at the direction of the Chairman of the Board, the President, the Secretary or the directors calling the meeting by written notice delivered personally or mailed to each director at his business address, by telegram or by facsimile. If mailed, such notice shall be given at least four days prior to the meeting and shall be deemed to be given when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. If notice be given by telegram or facsimile, such notice shall be given at least twenty-four hours prior to the meeting and shall be deemed to be given when the telegram is delivered to the telegraph company or successful transmission of facsimile. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A director may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute attendance at any meeting. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 7. Quorum. A majority of the Board of Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but, if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 8. Manner of Acting. The vote of the majority of directors present at the meeting at which a quorum is present shall be the act of the Board of Directors, unless a larger number is required by law, the Articles of Corporation or these Bylaws.

Section 9. Vacancies. Vacancies in the Board of Directors may be filled by a majority of the remaining members of the Board though less than a quorum. Such vacancies may be filled for a term of office continuing only until the next election of Directors by the Shareholders.

Section 10. Compensation. Directors as such shall not receive any stated salaries for their services, but by resolution of the Board of Directors, adopt by a majority of directors then in office, a fixed sum and expenses of attendance, if any may be allowed for attendance at each meeting of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any capacity other than as a director or officer and receiving compensation therefor.

Section 11. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more directors, and may designate one or more directors as


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Section 11. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more directors, and may designate one or more directors as alternate members of a committee to replace an absent or disqualified member at a committee meeting. In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may by unanimous vote appoint another director to act at the meeting in the place of such absent or disqualified member. Committees and each member thereof shall serve at the pleasure of the Board.

To the extent provided by the resolution of the Board of Directors a committee shall have and may exercise all powers and authority of the Board in the management of the business and affairs of the Corporation.

                                   ARTICLE III

                                    Officers

Section 1. Number. The Board of Directors shall elect a Chairman of the Board, a President, a Secretary and a Treasurer, and may elect a Vice Chairman of the Board, a Controller, one or more Executive Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and agents as it may deem necessary for the transaction of the business of the Corporation. No one of the said officers except the Chairman of the Board and the Vice Chairman of the Board need be a director. Two or more of the above offices except those of President and Vice President may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if the instrument is required by law or the Articles of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officers.

Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders subject to the power of the Board of Directors to designate any office at any time and elect any person thereto. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office for the term for which he is elected and until his successor is elected and qualified or until his resignation or removal.

Section 3. Removal and Resignations. Any officer or agent may be removed by the Board of Directors with or without cause. An officer may resign by written notice to the Corporation. Such resignations shall be effective upon receipt by the Corporation or at a subsequent time specified in the notice of resignation.

Section 4. Vacancies. The Board of Directors shall have the power to fill any vacancies in any office occurring from whatever reason.


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Section 5. Authority of Officers, Agents and Employees, Generally, Except as
otherwise provided by law, the Articles of Incorporation or these Bylaws, all officers, agents and employees of the Corporation shall have such powers and perform such duties as from time to time may be prescribed by the Board of Directors, or the Chairman of the Board. However, unless specifically authorized by resolution of the Board of Directors, a person who is not an officer of the Corporation shall have no authority to execute on its behalf any (1) contract for the purchase or sale of lands or buildings, (2) deed, (3) lease of lands or buildings, (4) mortgage. (5) instrument creating any lien on the personal or real property of the Corporation or (6) contract or other instrument not entered into in the ordinary course of business.

Section 6. The Chairman of the Board, The Vice Chairman of the Board and the President. In addition to the powers and duties elsewhere herein conferred or provided for, the Chairman of the Board, the Vice Chairman of the Board and the President shall have the following powers and duties subject to the direction and under the supervision of the board of Directors. The Chairman of the Board shall preside at meetings of the Board of Directors and of the shareholders. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if such office shall be created, shall so preside. The President shall preside at meetings of the Board of Directors and of the shareholders in the absence of the Chairman of the Board and any Vice Chairman of the Board.

Section 7. The Secretary. In addition to the powers and duties elsewhere herein conferred or provided for, the Secretary shall have the following powers and duties subject to the direction and under the supervision of the Board of Directors and the Chairman of the Board. He shall attend all meetings of the Board and all meetings of the shareholders and act as clerk thereof and record all votes and the minutes of all proceedings in a book to be kept for the purpose. He shall perform like duties for all directors' committees when required. He shall have custody of the seal of the Corporation and shall have authority to cause such seal to be affixed to or impressed or otherwise reproduced upon all documents the execution of which on behalf of the Corporation shall have been dully authorized. He shall cause to be kept records containing the names and addresses of all shareholders of the Corporation, the number, class and series of shares held by each and the dates when they respectively became shareholders of record thereof at the registered office of the Corporation or at the office of its transfer agent within or without the State of Michigan. In general, he shall perform the duties usually incident to the office of Secretary. At any meeting of the shareholders or Board of Directors at which the Secretary is not present a Secretary Pro Tempore or Clerk of the meeting may be appointed by the meeting.

Section 8. The Treasurer. In addition to the powers and duties elsewhere herein conferred or provided for, the Treasurer shall have the following powers and duties subject to the direction and under the control of the Board of Directors and the Chairman of the Board. He shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuable effects in the name of and to the credit of the Corporation, in such depositories as may be designated by the Board of Director, and, in general, he shall perform the duties usually incident to the office of Treasurer. If required by the Board of Directors, the Treasurer shall furnish the corporation with a proper bond, in a sum and with one or more


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sureties satisfactory to the Board of Directors, for the faithful performance of the duties of his office, and for the restoration to the Corporation in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control and belonging to the Corporation.

Section 9. Assistant Secretaries and Assistant Treasurers. In addition to the powers and duties elsewhere herein conferred or provided for, Assistant Secretaries and Assistant Treasurers shall have the following powers and duties subject to the direction and under the supervision of the Board of Directors and the Chairman of the Board. Any Assistant Secretary or Assistant Treasurer may act as the Secretary or Treasurer, respectively, in the case of the sickness, disability or temporary absence of the Secretary or Treasurer, s the case may be. In addition, any Assistant Secretary shall have the authority to cause the seal of the Corporation to be affixed to or impressed or otherwise reproduced upon all documents the execution of which on behalf of the Corporation shall have been duly authorized whether or not the Secretary is sick, disabled or absent.

                                   ARTICLE IV

                               Fixing Record Date

      In order to determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholder shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                    ARTICLE V

                          Loans, Checks, Deposits, etc.

Section 1. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 2. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officers, employees, or agents of the Corporation and in such manner as shall from time to


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time be determined by or pursuant to and in accordance with general or specific resolutions of the Board of Directors.

Section 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select. Such selection shall be by or pursuant to and accordance with a general or specific resolution of the Board of Directors.

                                   ARTICLE VI

                             Certificates for Shares

Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form conforming to applicable laws as may be determined by the Board of Directors and shall be signed by or in the name of the Corporation by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, certifying the number, and class and series of shares represented by such certificate. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. In case any officer has signed or whose facsimile signature has been places upon a certificate ceases to be such officer before such certificate is issued it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Section 2. Lost Certificate. If a certificate of stock be lost or destroyed, a new certificate of the identical tenor of the one alleged to be lost or destroyed may be issued upon satisfactory proof of such loss or destruction, and, if required by the Board of Directors, the giving of a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged lost or destroyed certificate or the issuance of such a new certificate.

Section 3. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or transfer agent of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

Section 4. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of the certificates for shares. It may appoint one or more transfer agents or registrars or both, and may require all certificates to bear the signature of either or both.

Section 5. Elimination of Certificates for Stock. The Corporation may by resolution of the Board of Directors eliminate certificates representing shares of the Corporation and provide for


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such other methods of recording, noticing ownership and disclosure as may be provided by the rules of any national securities exchange on which such shares are listed.

                                   ARTICLE VII

                                   Fiscal Year

      The fiscal year of the Corporation shall begin on the first day of January in each year and end on the thirty-first day of December in each year.

                                  ARTICLES VIII

                                      Seal

      The following shall be the design for the corporate seal of the
Corporation: two concentric rings with the words "Federal-Mogul Global Properties, Inc., Michigan" between the circles and the words "Corporate Seal" in the center, if deemed necessary by the Board of Directors.

                                   ARTICLE IX

                              Emergency Provisions

Section 1. General. The provisions of this Article shall be operative only during a national emergency declared by the President of the United States or the person performing the President's functions, or in the event of a nuclear, atomic or other attack on the United States or a disaster making it impossible or impracticable for the Corporation to conduct its business without recourse to the provisions of this Article. Said provisions in such event shall override all other Bylaws of the Corporation in conflict with any provisions of this Article, and shall remain operative so long as it remains impossible or impracticable to continue the business of the Corporation otherwise, but thereafter shall be inoperative; provided that all actions taken in good faith pursuant to such provisions shall thereafter remain in full force and effect unless and until revoked by action taken pursuant to the provisions of the Bylaws other than those contained in this Article.

Section 2. Unavailable Directors. All directors of the Corporation who are not available to perform their duties as directors by reason of physical or mental incapacity or for any other reason or who are unwilling to perform their duties or whose whereabouts are unknown shall automatically cease to be directors, with like effect as if such persons had resigned as directors, so long as such unavailability continues.

Section 3. Authorized Number of Directors. The authorized number of directors shall be the number of directors remaining after eliminating those who have ceased to be directors pursuant


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to Section 2 of this Article, or the minimum number required bylaw, whichever number is greater.

Section 4. Quorum. The number of directors necessary to constitute a quorum shall be one-third of the authorized number of directors as specified in the foregoing Section, or such other minimum number as, pursuant to the law or lawful decree then in force, it is possible for the Bylaws of a corporation to specify.

Section 5. Creation of Emergency Committee. In the event the number of directors remaining after eliminating those who have ceased to be directors pursuant to
Section 2 of this Article is less than the minimum number of authorized directors required by law, then until the appointment of additional directors to make up such required minimum, all the powers and authorities which the Board could by law delegate, including all powers and authorities which the Board could delegate to a committee, shall be automatically vested in an emergency committee, and the emergency committee shall thereafter manage the affairs of the Corporation pursuant to such powers and authorities and shall have all other powers and authorities as may by law or lawful decree be conferred on any person or body of persons during a period of emergency.

Section 6. Constitution of Emergency Committee. The emergency committee shall consist of all the directors remaining after eliminating those who have ceased to be directors pursuant to Section 2 of this Article, provided that such remaining directors are not less than three in number. In the event such remaining directors are less than three in number, the emergency committee shall consist of three persons, who shall be the remaining director or directors and either one or two officers or employees of the Corporation, as the remaining director or directors may in writing designate. If there is no remaining director, the emergency committee shall consist of the three most senior officers of the Corporation who are available to serve, and if and to the extent that officers are not available, the most senior employees of the Corporation. Seniority shall be determined in accordance with any designation of seniority in the minutes of the proceedings of the Board, and in the absence of such designation, shall be determined by rate of remuneration. In the event that there are no remaining directors and no officers or employees of the Corporation available, the emergency committee shall consist of three persons designated in writing by the shareholder owning the largest number of shares of record as of the date of the last record date.

Section 7. Powers of Emergency Committee. The emergency committee, once appointed, shall govern its own procedures and shall have power to increase the number of members thereof beyond the original number, and in the event of a vacancy or vacancies therein, arising at any time, the remaining member or members of the emergency committee shall have the power to fill such vacancy or vacancies. In the event at any time after its appointment all members of the emergency committee shall die or resign or become unavailable to act for any reason whatsoever, a new emergency committee shall be appointed in accordance with the foregoing provisions of this Article.


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Section 8. Directors Becoming Available. Any person who has ceased to be a director pursuant to the provisions of Section 2 of this Article and who thereafter becomes available to serve as a director shall automatically become a member of the emergency committee.

Section 9. Election of Board of Directors. The emergency committee shall, as soon after its appointment as is practicable, take all requisite action to secure the election of a Board of Directors, and upon such election all the powers and authorities of the emergency committee shall cease.

Section 10. Termination of Emergency Committee. In the event, after the appointment of an emergency committee, a sufficient number of persons who ceased to be directors pursuant to Section 2 of this Article become available to serve as directors, so that if they had not ceased to be directors as aforesaid, there would be enough directors to constitute the minimum number of directors required by law, then all such persons shall automatically be deemed to be reappointed as directors and the powers and authorities of the emergency committee shall be at an end.

                                    ARTICLE X

                                   Amendments

These Bylaws may be altered or new Bylaws may be made and adopted by the affirmative vote of a majority of the Board of Directors.


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